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                                                                      Exhibit 21

             LIST OF SUBSIDIARIES OF P&L COAL HOLDINGS CORPORATION

Affinity Mining Company
Arclar Company, LLC
Arid Operations Inc.
Big Sky Coal Company
Black Beauty Coal Company
Black Beauty Equipment Company
Black Beauty Illinois, L.L.C.
Black Beauty Mining, Inc.
Black Beauty Underground, Inc.
Bluegrass Coal Company
Caballo Coal Company
Carbones Peabody de Venezuela, C.A.
Charles Coal Company
CL Power Sales Three, L.L.C.
Cleaton Coal Company
Coal Properties Corp.
Colony Bay Coal Company
Cook Mountain Coal Company
Cottonwood Land Company
CP Power Sales Sixteen, LLC
Darius Gold Mine, Inc.
EACC Camps, Inc.
Eastern Associated Coal Corp.
Eastern Royalty Corp.
Enterprise Mine, LLC
Gallo Finance Company
GIBCO Motor Express, Inc.
GIBCO Motor Express, LLC
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co. - Ortiz
Grand Eagle Mining, Inc.
Hartford Power Sales, L.L.C.
Hayden Gulch Terminal, Inc.
Highland Mining Company
Hillside Mining Company
Independence Materials Handling Company
Interior Holdings Corp.
James River Coal Terminal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
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Kentucky United, LLC
Martinka Coal Company
Midco Supply and Equipment Corporation
Mountain View Coal Company
Newhall Funding Company
North Page Coal Corp.
Ohio County Coal Company
Patriot Coal Company, L.P.
P&L Receivables Company LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Coal Company
Peabody COALSALES Company
Peabody Coaltrade Australia Pty Limited
Peabody COALTRADE, Inc.
Peabody Development Company
Peabody Development Land Holdings, LLC
Peabody Energy Solutions, Inc.
Peabody Holding Company, Inc.
Peabody Minerals Pty Limited
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody Recreational Lands, L.L.C.
Peabody Southwestern Coal Company
Peabody Terminals, Inc.
Peabody Turkish Investments Limited
Peabody Venezuela Coal Corp.
Peabody Western Coal Company
PG Investments One, L.L.C.
PG Investments Two, L.L.C.
PG Investments Three, L.L.C.
PG Investments Four, L.L.C.
PG Investments Five, L.L.C.
PG Investments Six, L.L.C.
PG Investments Seven, LLC
PG Investments Eight, L.L.C.
PG Investments Nine, L.L.C.
PG Power Sales One, L.L.C.
PG Power Sales Two, L.L.C.
PG Power Sales Three, L.L.C.
PG Power Sales Four, L.L.C
PG Power Sales Five, L.L.C.
PG Power Sales Six, L.L.C.
PG Power Sales Seven, L.L.C.
PG Power Sales Eight, L.L.C.
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PG Power Sales Nine, L.L.C.
PG Power Sales Ten, L.L.C.
PG Power Sales Eleven, L.L.C.
PG Power Sales Twelve, L.L.C.
Pine Ridge Coal Company
Porcupine Productions, LLC
Porcupine Transportation, LLC
Powder River Coal Company
Rio Escondido Coal Corp.
Rivers Edge Mining, Inc.
SCC Holding, LLC
Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Sterling Smokeless Coal Company
Sugar Camp Coal, LLC
Thoroughbred Generating Company, LLC
Thoroughbred, L.L.C.
United Minerals Company, LLC